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                                                                   Exhibit 99(b)




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 11-K

               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1997

                                       OR

           [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                        Commission file number   1-6959


                            _______________________

                             MND HOSPITALITY, INC.
                            THRIFT AND SAVINGS PLAN
                            _______________________


                      MITCHELL ENERGY & DEVELOPMENT CORP.
            (Name of issuer of securities held pursuant to the Plan)


                P. O. Box 4000, The Woodlands, Texas 77387-4000
           (Address of Plan and principal executive office of issuer)




The financial statements and schedules of the MND Hospitality, Inc., Thrift and Savings Plan required to be filed on Form 11-K by Section 15(d) of the Securities Exchange Act of 1934 will be filed as an amendment to this Form 10-K.